UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2019

Date of Report (Date of earliest event reported)

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2019, MiMedx Group, Inc. (the “Company”) announced that Timothy R. Wright will become the Company’s Chief Executive Officer effective as of May 13, 2019. Also on May 9, 2019, the Company announced that David Coles, who has served as the Company’s Interim Chief Executive Officer since July 2018, will step down from his position concurrent with Mr. Wright’s commencement of employment as Chief Executive Officer.

Mr. Wright, 61, has served as a Partner at Signal Hill Advisors, LLC, a consulting practice, since February 2011. Mr. Wright served as President and Chief Executive Officer of M2Gen Corp., a privately held cancer and health informatics company, between July 2017 and September 2018. Prior to M2Gen, Mr. Wright served as Executive Vice President, Mergers and Acquisitions, Strategy and Innovation for Teva Pharmaceutical Industries Ltd., a pharmaceutical company specializing in generic medicines, from April 2015 until August 2017. Before Teva, Mr. Wright was the founding partner of The Ohio State University Comprehensive Cancer Drug Development Institute. Mr. Wright also served as Chairman, Interim Chief Executive Officer and a director of Curaxis Pharmaceutical Corporation, a pharmaceutical company specializing in the development of drugs for the treatment of Alzheimer’s disease and various cancers, from July 2011 to July 2012. Curaxis had been experiencing financial difficulties prior to Mr. Wright’s tenure and, as a result, the company filed for Chapter 11 bankruptcy in July 2012. Mr. Wright has been a director of Agenus, Inc., an immune oncology company, since 2006 and its lead director since 2009. Mr. Wright also serves as Chairperson of The Ohio State University Comprehensive Cancer Center Drug Development Institute, serves as Director of The Ohio State Innovation Foundation and sits on The Ohio State University College of Pharmacy Dean’s Corporate Council. Mr. Wright earned a Bachelor’s of Science in Marketing from The Ohio State University.

In connection with his appointment as Chief Executive Officer, Mr. Wright entered into a letter agreement with the Company (the “Letter Agreement”) memorializing the terms of Mr. Wright’s employment as Chief Executive Officer of the Company.

The Letter Agreement provides that promptly following the date of Mr. Wright’s commencement of employment as Chief Executive Officer, he will be appointed to the Company’s board of directors (the “Board”), with the applicable director class to be determined. Pursuant to the Letter Agreement, Mr. Wright will receive an annual base salary of $750,000 and will be eligible to participate in the MiMedx Management Incentive Plan (“MIP”) with an annual target cash bonus amount equal to one hundred percent (100%) of his base salary. In addition, the Letter Agreement provides that the 2019 MIP will be based on the following components: (i) one-third will be determined based upon 2019 Consolidated MiMedx Revenue performance; (ii) one-third will be determined based upon 2019 Consolidated MiMedx Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization, Share Based Compensation Expense, and Certain Legal and Investigation-Related Expenses; and (iii) one-third will be based upon individual objectives for 2019. The Letter Agreement also provides that the Compensation Committee of the Board has approved and recommends that the Board approve a minimum payout of no less than fifty percent (50%) of Mr. Wright’s target bonus under the 2019 MIP.

Pursuant to the Letter Agreement, Mr. Wright will be granted a restricted stock award with a value of $3,375,000 (the “Restricted Shares”) as of the date that Mr. Wright commences employment with the Company (the “Grant Date”), subject to the terms and conditions of the Company’s 2016 Equity and Cash Incentive Plan (the “Stock Plan”) and applicable award agreement. One-third of the Restricted Shares will vest upon each of the first, second and third anniversaries of the Grant Date, subject to Mr. Wright remaining an eligible participant in the Stock Plan as of each applicable date. In addition, the Letter Agreement provides that, for years following 2019, Mr. Wright will have a target long-term incentive award in an amount equal to four hundred and fifty percent (450%) of Mr. Wright’s then-current annual base salary.

The Letter Agreement also provides for a special one-time signing bonus of $500,000, which is subject to repayment in full in the event that Mr. Wright resigns without “good reason” or has his employment terminated by the Company for “cause,” in each case within 12 months following the commencement of his employment with the Company. Mr. Wright is also entitled to certain relocation and commuting benefits pursuant to the Letter Agreement.

The Letter Agreement further provides that in the event of the termination of Mr. Wright’s employment by the Company other than for “cause” or by Mr. Wright for “good reason,” Mr. Wright will be eligible to receive the following, subject to the execution and non-revocation of a release of claims (and continued compliance with any applicable restrictive covenant obligations): (i) a severance payment equal to 24 months of his then-current annual base salary plus two times his then-current annual target bonus amount and (ii) provided that Mr. Wright timely elects continued coverage under COBRA, continued participation in applicable Company benefit plans for him and his eligible dependents at active employee rates for 24 months following the termination of Mr. Wright’s employment. Notwithstanding the foregoing, in the event that Mr. Wright’s employment with the Company is terminated following a “change in control” for reasons other than death, disability, retirement, termination by the Company for “cause” or termination by Mr. Wright without “good reason,” Mr. Wright will be eligible to receive the following, subject to the execution and non-revocation of a release of claims (and continued compliance with any applicable restrictive covenant obligations): (i) a severance payment equal to 30 months of his then-current annual base salary plus 2.5 times his then-current annual target bonus amount, (ii) provided that Mr. Wright timely elects continued coverage under COBRA, continued participation in applicable Company benefit plans for him and his eligible dependents at active employee rates for 30 months following the termination of Mr. Wright’s employment and (iii) continued participation in life or other similar insurance or death benefit plans (excluding short-term or long-term disability insurance) for 30 months following the termination of Mr. Wright’s employment and at the Company’s expense.

In addition to the Letter Agreement, Mr. Wright also entered into (i) a Confidentiality and Non-Solicitation Agreement (which includes customary confidentiality obligations and customary employee and customer non-solicitation provisions lasting for one year following a termination of employment), (ii) an Employee Inventions Assignment Agreement (which includes customary intellectual property provisions) and (iii) a Non-Competition Agreement (which includes a one-year non-competition obligation following a termination of employment) with the Company.

The foregoing description is qualified in its entirety by the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company on May 9, 2019, announcing this executive transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement, dated as of April 10, 2019, between MiMedx Group, Inc. and Timothy R. Wright.

99.1	Press release, dated May 9, 2019, announcing executive transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	MIMEDX GROUP, INC.

	By:	/s/ Edward J. Borkowski
Interim Chief Financial Officer